Exhibit 99.1

Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400
For Immediate Release
May 26, 2006

	Contact:	Kit Cole
Chairman/CEO
415-526-6400

Epic Bancorp Announces 4-Cent Per Share Second Quarter Dividend

San Rafael, CA—May 26, 2006 — Epic Bancorp (NASDAQ:EPIK) (the “Company”), parent company of Tamalpais Bank and Epic Wealth Management, today announced the declaration of a 4-cent per share second quarter dividend, payable on July 17, 2006, to shareholders of record as of June 30, 2006. The Company has previously declared dividends of 3 cents per share in the first, second, third and fourth quarters of 2005 and 4 cents per share in the first quarter of 2006.

“We are pleased to announce the payment of our tenth consecutive quarterly dividend,” said Kit M. Cole, CEO of Epic Bancorp. “Paying dividends is an important aspect of delivering on our ongoing plan to increase shareholder value, and we are delighted to share our increased success with our shareholders.”

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $470.8 million in assets and $326.5 million in deposits as of March 31, 2006. Shares of the Company’s common stock are traded on the NASDAQ Small Cap Market System under the symbol EPIK. For additional information, please contact Kit Cole at 415/526-6400.

About Tamalpais Bank in the Community

From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. For additional information, please call 415-454-1212.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, call 415-526-4300.

Epic Bancorp
Press Release
May 26, 2006

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business; (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.